
Applicant (Drug Sponsor)
NDA
Application Fileable?
No
Refuse to File – Letter Issued
Yes
Review by CDER
Medical
Biopharmaceutical
Pharmacology
Statistical
Chemistry
Microbiology
Advisory Committee Meeting
Meetings with Sponsor
No
Additional Info or Revisions Requested or Submitted (Amendment)
Sponsor Revises
Reviews Complete and Acceptable?
Yes
Yes
Labeling Review Acceptable? (1)
No
Yes
Inspection of Sites Acceptable? (2)
No
Pending Satisfactory Results
NDA Action

(1) Labeling in this context means Official instructions for use

(2) Manufacturing sites and sites where significant clinical trials are performed